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                                                                     EXHIBIT 4.3


                             CONSO PRODUCTS COMPANY

                 STOCK ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

         1. PURPOSE. This Plan is intended to provide Directors who are not employees of the Corporation the opportunity to receive all or part of their compensation for serving as Directors in the form of shares of the Corporation's Common Stock, thereby encouraging their equity participation in the Corporation, giving them an additional personal stake in the Corporation's success, and compensating them in a manner that is tied directly to the interests of the other shareholders of the Corporation.

         2. DEFINITIONS. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  Board or Board of Directors means the Board of Directors of the Corporation.

                  Board Approval means approval by both (a) the full Board of Directors in the manner and to the extent required by applicable law and the Corporation's bylaws (notwithstanding any participation in such approval by Non-Employee Directors) and (b) a majority, not less than two, of the Directors who are not Non-Employee Directors.

                  Common Stock means the Common Stock of the Corporation.

                  Compensation Period means the period beginning on the day immediately following the date of a Quarterly Meeting and ending on (and including) the date of the next Quarterly Meeting.

                  Corporation means Conso Products Company, a South Carolina corporation.

                  Director means a member of the Board of Directors.

                  Director Compensation means the retainer fees, meeting attendance fees, and any other cash compensation (other than reimbursement of expenses) to which Non-Employee Directors are (without regard to this Plan) entitled from time to time for their service as Directors.

                  Effective Date means the date on which this Plan shall have been approved by the Board of Directors as set forth in Section 10 below.

                  Elected Percentage means the percentage of Director Compensation of a Non-Employee Director elected to be received in the form of Common Stock pursuant to a Stock Election, or change in an existing Stock Election, made in accordance with Section 3 below.



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                  Issuance Date means, with respect to any issuance of Common
         Stock pursuant a Stock Election under this Plan that receives Board Approval at a Quarterly Meeting, the fifth Trading Day after the date of such Quarterly Meeting (or such other date as may be specified by the Board of Directors in connection with such Board Approval).

                  Market Value, with respect to a share of the Common Stock on any particular date, shall be (i) if such Common Stock is listed on a national securities exchange or traded on the Nasdaq National Market System ("NMS"), the closing price per share of the Common Stock on the national securities exchange (or if traded on more than one such exchange, the principal exchange on which such shares are traded) or the NMS on said date or (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the NMS but shall be traded in the over-the-counter market and quotations therefor are regularly reported by Nasdaq, the last price (if such last price is then reported on a real-time basis) or, if the last price is not then so reported, the mean between the bid and asked prices last reported, by Nasdaq for trading on the over-the-counter market on said date, or (iii) if at any time quotations for the Common Stock shall not be regularly reported by Nasdaq for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the NMS, the last price (if such last price is then reported on a real-time basis) or, if the last price is not then so reported, the mean between the bid and asked prices last reported, in reports generally available by the market maker (or if there are more than one market maker on such day, the average of the amounts determined from each) for such Common Stock on such day or, if there is no such report by a market maker on such day or on any of the most recent ten Business Days, the most recent cash price per share of the Common Stock paid in an arm's length transaction involving 100 shares or more on or prior to such day which is ascertained by the Corporation within ten days after such day.

                  Non-Employee Director means a Director who is not a regular employee of the Corporation or any of its subsidiaries.

                  Plan means the Conso Products Company Stock Election Plan for Non-Employee Directors as set forth in this instrument, as the same may be amended from time to time.

                  Quarterly Meeting means a regular quarterly meeting of the Board of Directors.

                  Stock Election means an election by a Non-Employee Director to receive Common Stock in lieu of Director Compensation made in accordance with Section 3 below.

                  Trading Day means any day that is not a Saturday, Sunday or other day on which the principal market for trading in the Common Stock is closed for trading.

         3. ELECTION TO RECEIVE COMMON STOCK IN LIEU OF CASH COMPENSATION. At any time at or prior to a Quarterly Meeting, beginning with the first Quarterly Meeting held after the


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Effective Date, a Non-Employee Director may by notice to the Corporation elect, subject to Board Approval at such Quarterly Meeting, to receive all or part of his or her Director Compensation that is payable with respect to the Compensation Period ending on the date of such Quarterly Meeting in the form of Common Stock, in lieu of payment thereof in cash. Such election (a "Stock Election") shall specify the percentage of Director Compensation to be received in the form of Common Stock (the "Elected Percentage") and shall be effective with respect to the Compensation Period ending on the date of the Quarterly Meeting at or prior to which such election is made and with respect to each Compensation Period thereafter until such Non-Employee Director shall have given notice to the Corporation, at or prior to the Quarterly Meeting held on the last day of the Compensation Period for which such termination or change is to take effect, of a termination of such Stock Election or of a change in the Elected Percentage previously elected.

         Notice of a Stock Election, or of any change in the Elected Percentage, or of termination of a Stock Election previously made, shall be given to the Corporation, at or prior to the vote of the Board of Directors at the Quarterly Meeting on Board Approval of the issuance of Common Stock pursuant to Stock Elections, either (a) orally at such Quarterly Meeting, or (b) in writing, substantially in the form of Exhibit 1 hereto or such other form as is reasonably satisfactory to the Board of Directors.

         At each Quarterly Meeting, the Board of Directors shall consider Board Approval of the issuance of the shares of Common Stock that each Non-Employee Director has, pursuant to his or her Stock Election, elected to receive in lieu of payment in cash of his or her Director Compensation for the Compensation Period ending on the date of such Quarterly Meeting. If a Non-Employee Director has not made such a Stock Election, or to the extent of that portion of his or her Director Compensation not covered by a Stock Election, or if such Board Approval is not obtained, his or her Director Compensation for such Compensation Period (or the percentage thereof other than the Elected Percentage) will be paid in cash as soon as practicable after such Quarterly Meeting.

         4. ISSUANCE OF SHARES PURSUANT TO STOCK ELECTION; RESERVATION OF SHARES. If the issuance of shares of Common Stock pursuant to a Stock Election made by a Non-Employee Director hereunder receives Board Approval at a Quarterly Meeting, then, as of the Issuance Date with respect such Quarterly Meeting, the Corporation shall issue to such Non-Employee Director, in lieu of the applicable Elected Percentage of Director Compensation that would otherwise have been payable in cash to such Non-Employee Director for the Compensation Period ending on the date of such Quarterly Meeting, that number of whole shares of Common Stock (with any fractional share rounded up to a whole share) equal to (A) the Elected Percentage of such Non-Employee Director's Director Compensation payable with respect to such Compensation Period, divided by (B) 90% of the Market Value per share of the Common Stock on such Issuance Date. Notwithstanding the foregoing, if on the Issuance Date the person to whom shares would otherwise be issued hereunder is no longer a Director of the Corporation, then such shares shall not be issued and such person shall receive any Director Compensation to which he or she is entitled for the previous Compensation Period in the form of cash.

         The shares of Common Stock issued under this Plan need not be represented by a certificate; provided, that upon the request of the holder of any such shares not represented by a certificate, the corporation shall promptly cause a certificate or certificates for such shares to


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be issued. If certificates for such shares are not issued, then within a reasonable time after such shares are issued the Corporation shall send to the Non-Employee Director to whom such shares were issued a written statement, which may be substantially in the form of Exhibit 2 hereto, setting forth the number of shares so issued and the other information required by applicable law, with a copy to the registrar and transfer agent for the Common Stock for entry on the Corporation's stock records.

         The Board of Directors hereby reserves for the purposes of the Plan, out of the authorized but unissued Common Stock, a total of 25,000 shares of Common Stock (or the number and kind of shares of stock or other securities which, in accordance with Section 5 of the Plan, shall be substituted for such number of shares or to which such number of shares shall be adjusted, or such greater number of shares as the Board of Directors may hereafter reserve hereunder by resolution). The number of shares of Common Stock that may be issued hereunder shall not exceed such number (subject to adjustment in accordance with said Section 5 or increase by action of the Board of Directors). If at any time there would otherwise be issued hereunder shares of the Common Stock, the issuance of which would cause the aggregate number of shares issued hereunder to exceed such number, then only those shares so reserved and available for issuance hereunder shall be issued (pro rata to the Non-Employee Directors in accordance with the respective numbers of shares otherwise issuable to them hereunder), any accrued Director Compensation which (but for such limitation) would be paid in shares of Common Stock shall instead be paid in cash, and this Plan shall thereupon terminate.

         5. ADJUSTMENTS. In the event that after the Effective Date a dividend shall be declared upon the Common Stock payable in shares of Common Stock or other securities of the Corporation, the number of shares reserved for issuance pursuant to the Plan but not yet issued shall be adjusted by adding to each such share the number of shares or other securities of the Corporation which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such dividend in shares or other securities. In the event that after the Effective Date the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, or into or for the right to receive cash or other property (otherwise than as a dividend or other distribution by the Corporation of cash or property), whether through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation or statutory share exchange, then there shall be substituted for each share of Common Stock reserved for issuance pursuant to the Plan but not yet issued, the number and kind of shares of stock or other securities or rights to receive cash or property into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. No adjustment or substitution provided for in this
Section 5 shall require the Corporation to issue a fractional share and the total substitution or adjustment shall be limited accordingly.

         If any shares are issuable hereunder after a record date for, but before the payment, distribution or effective date for, any share dividend, stock split or other similar capital change, so that the fair value of the shares so issuable after such record date would not be comparable to the Market Value of the outstanding shares of Common Stock used in calculating the number of shares to be so issued (e.g., a Market Value which does not yet reflect a stock split for which the record date was prior to the Issuance Date), then equitable adjustment shall be made in the number of shares to be so issued so that the value of the shares so issued, on the effective date


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of their issuance, would be fairly comparable to the Market Value of the outstanding shares used in calculating such number of shares.

         6. AMENDMENT AND TERMINATION OF PLAN. The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time, provided that no such amendment or termination shall affect any shares previously issued hereunder. The Plan shall terminate automatically upon the issuance of all of the shares of Common Stock reserved for issuance hereunder.

         7. COMPLIANCE WITH LAW AND OTHER CONDITIONS. No shares shall be issued pursuant to the Plan prior to compliance by the Corporation with any applicable laws and regulations relating thereto, including without limitation applicable federal and state laws relating to the sale of securities. In addition, if at the time of the issuance of any shares hereunder, the Corporation is required to withhold any taxes with respect to the Common Stock so issued, the Corporation shall not be required to issue such shares unless and until satisfactory arrangements have been made with the Corporation to provide sufficient funds in cash for the Corporation to meet such withholding requirements, and the Corporation shall have no obligation to advance any of its own funds for such purpose.

         8. ADMINISTRATION. This Plan shall be administered in accordance with the terms hereof by the proper officers of the Corporation. If any issue shall arise as to the interpretation, operation or administration of this Plan, such issue shall be resolved by the Board of Directors, and the determination of the Board pursuant to Board Approval shall be final and binding.

         9. NO ASSIGNMENT. No Non-Employee Director may assign any of his or her rights or interests under the Plan, all rights and interests hereunder being personal to the respective Non-Employee Directors. Nothing herein shall limit the ability of any person receiving shares of the Common Stock pursuant to the Plan to assign and transfer such shares after they are issued hereunder, subject to any restrictions on transfer imposed by applicable law.

         10. EFFECTIVE DATE. The Plan has been adopted and approved by Board Approval of the Board of Directors on January 28, 1997.



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                                                                       EXHIBIT 1


                             CONSO PRODUCTS COMPANY
                 STOCK ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

--------------------------------------------------------------------------------
                   STOCK ELECTION, CHANGE OR TERMINATION FORM
--------------------------------------------------------------------------------


To:    Conso Products Company
       P.O. Box 326
       513 North Duncan Bypass
       Union, South Carolina 29379

Ladies and Gentlemen:

         Pursuant to the Stock Election Plan for Non-Employee Directors (the "Plan"; all capitalized terms used herein and not otherwise defined herein having the meanings ascribed to them in the Plan) of Conso Products Company (the "Corporation"), the undersigned Non-Employee Director hereby makes a Stock Election, changes his or her Elected Percentage that was designated in a previous Stock Election, or terminates his or her Stock Election, effective for the Compensation Period that includes the date hereof and for all Compensation Periods thereafter until a change or termination of this election shall become effective, as follows (check applicable box and complete):



[ ] INITIAL STOCK ELECTION. Pursuant to the Plan, I hereby make a Stock Election. The applicable Elected Percentage of my Director Compensation to be received in the form of Common Stock is:
               [ ]100% [ ] Other:__________% (specify percentage).



[ ] CHANGE IN ELECTED PERCENTAGE. I have heretofore made a Stock Election and hereby elect to change my Elected Percentage to:
              [ ] 100% [ ] Other:__________% (specify percentage).



[ ] TERMINATION OF STOCK ELECTION. I hereby terminate my Stock Election and request that all of my Director Compensation be paid to me in cash unless and until I hereafter elect to again participate in the Plan.

         I hereby acknowledge that I have received a copy of the Prospectus for the Plan (which includes a copy of the Plan) and a copy of the Corporation's most recent Annual Report to Shareholders.

Date:
      ------------------------            --------------------------------------
                                          (Signature of Non-Employee Director)




                                          --------------------------------------
                                          (Typed or Printed Name)


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                                                                       EXHIBIT 2


                             CONSO PRODUCTS COMPANY

                    NOTICE OF ISSUANCE OF SHARES PURSUANT TO
                 STOCK ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

To:
         --------------------------------

Address:
         --------------------------------       --------------------------------
                                                (Taxpayer Identification Number)

         --------------------------------


================================================================================
Issuance Date                            Total Director
--------------------------------------   Compensation for         $
Number of Shares Issued                  Compensation Period
--------------------------------------------------------------------------------
Market Value per Share     $             Elected Percentage                   %
--------------------------------------------------------------------------------
Total Market Value of      $             Director Compensation    $
Shares Issued                            Paid in Shares
================================================================================

         Pursuant to the Stock Election Plan for Non-Employee Directors (the "Plan"; all capitalized terms used herein and not otherwise defined herein having the meanings ascribed to them in the Plan) of Conso Products Company, a South Carolina corporation (the "Corporation"), there have been issued to you, as of the Issuance Date set forth above, the number of shares of the Common Stock of the Corporation set forth above. The number of shares so issued was determined in accordance with the Plan based upon your applicable Elected Percentage of your Director Compensation accrued during the Compensation Period ended on the date of the last Quarterly Meeting prior to the Issuance Date and the Market Value per share of the Common Stock on such Issuance Date, all as set forth above.

         Certificates for these shares will not be issued to you unless you so request, but appropriate entry on the Corporation's stock records will be made to reflect your ownership of these shares as of the Issuance Date. Upon your request, the Corporation will cause certificates for such shares to be issued to you.

         In addition to the Common Stock, the Corporation is authorized by its articles of incorporation to issue Preferred Stock and may hereafter be authorized to issue shares of other classes, or of different series within classes. The Corporation will furnish each shareholder upon request without charge a written statement of the designations, relative rights, preferences and limitations applicable to each class and the variations thereof applicable to each series, and the authority of the Board of Directors to determine variations for future series, of all such shares.

         A copy of this Notice is being sent to the Corporation's registrar and transfer agent for the Common Stock, who is hereby directed to make appropriate entries in the Corporation's stock records and record the issuance of the Shares in uncertificated form as of the Issuance Date from the shares of Common Stock reserved for issuance pursuant to the Plan.

                                      CONSO PRODUCTS COMPANY


                                      By
                                          --------------------------------------

                                      Title:
                                             -----------------------------------


cc:    First Union National Bank of North Carolina